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                                                                   EXHIBIT 99.3

                                AMC ENTERTAINMENT INC.

                              OFFER FOR ALL OUTSTANDING
                      9-1/2% SENIOR SUBORDINATED NOTES DUE 2011
                                   IN EXCHANGE FOR
                  9-1/2% EXCHANGE SENIOR SUBORDINATED NOTES DUE 2011

To Our Clients:

     Enclosed for your consideration is a Prospectus dated _______________, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by AMC Entertainment Inc. (the "Company") to exchange $1,000 principal amount of its 9 1/2% Exchange Senior Subordinated Notes due February 1, 2011 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus constitutes a part, for each $1,000 principal amount of its outstanding 9-1/2% Senior Subordinated Notes due 2011 (the "Initial Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated January 27, 1999, by and among the Company and the other signatories thereto.

     The material is being forwarded to you as the beneficial owner of Initial Notes held by us for your account or benefit but not registered in your name. A TENDER OF THE INITIAL NOTES PURSUANT TO THE EXCHANGE OFFER MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER OF THE INITIAL NOTES, AND PURSUANT TO YOUR INSTRUCTIONS. Therefore, the Company urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to tender Initial Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Initial Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Initial Notes pursuant to the Exchange Offer.

     Your instructions to us should be forwarded as promptly as practicable in order to permit us to tender Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on __________, 1999, unless extended (the "Expiration Date"). Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     Your attention is directed to the following:

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     1.   The Exchange Offer is for any and all Initial Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer".

     3. Any transfer taxes incident to the transfer of Initial Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on _________, 1999, unless extended by the Company.

     If you wish to have us tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER INITIAL NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                   INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by AMC Entertainment Inc. with respect to their Initial Notes.

     This will instruct you to tender the Initial Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Initial Notes held by you for my account as indicated below:

                                                            AGGREGATE PRINCIPAL AMOUNT OF INITIAL NOTES

9-1/2% Senior Subordinated Notes due 2011.............
                                                            -------------------------------------------

/ / Please do not tender any Initial Notes held by you for my account.

Dated:              , 1999
      --------------                                        -------------------------------------------


                                                            -------------------------------------------
                                                                             Signature(s)



                                                            -------------------------------------------




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                                                   ----------------------------

                                                   ----------------------------
                                                     Please print name(s) here


                                                   ----------------------------


                                                   ----------------------------
                                                     Address(es)


                                                    ----------------------------
                                                  Area Code and Telephone Number


                                                   ----------------------------
                                    Tax Identification or Social Security No(s).

     None of the Initial Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Initial Notes hold by us for your account.














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